UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2017 (January 14, 2017)

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-171637	36-4794119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan

(Address of principal executive offices) (zip code)

886287978775 ext 500

(Registrant's telephone number, including area code)

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2017, NowNews Digital Media Technology Co., Ltd. (the “Company”) entered into a cooperation agreement (the “Agreement”) with Earl International Development Sdn. Bhd. (“Earl”), a Malaysian company. Pursuant to this Agreement, Earl appointed the Company as its general cooperative partner to solicit international construction companies for the “Prefer 1 Malaysia” (“PR1MA”) project, which was established by the Malaysian government and aims to build one million PR1MA homes in the next ten years.

The term of the Agreement is 11 years and the Company shall be compensated based on a commission equal to 5% of the total construction price of the construction contract it is involved in awards, which construction price shall be agreed upon by the Company and Earl pursuant to such construction contract executed with such construction company during the term of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement dated January 14, 2017*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2017	NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

	By:	/s/ Shuo-Wei Shih
Shuo-Wei Shih
Chief Executive Officer